                                                                    EXHIBIT 4

     NUMBER                                                        SHARES

    SHARES OF                                                SEE REVERSE FOR
   COMMON STOCK                                            CERTAIN DEFINITIONS


                                                             CUSIP

                                 SEMELE GROUP INC.

                               A DELAWARE CORPORATION



This Certifies That



is the the registered holder of

fully paid and non-assessable Shares of Common Stock, with par value of $0.01, of SEMELE GROUP INC. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.
     This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     This Certificate is transferable in New York, New York or
     Pittsburgh, Pennsylvania.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:  __________________, 19__
                                                             [SEAL]
   /s/                        /s/
      --------------------       -------------------
      President                  Chief Financial
                                  Officer

COUNTERSIGNED AND REGISTERED:
  FIRST CHICAGO TRUST COMPANY OF NEW YORK
                           TRANSFER AGENT
BY                          AND REGISTRAR




                       AUTHORIZED SIGNATURE

                              SEMELE GROUP INC.

               REPURCHASE PROVISIONS AND TRANSFER RESTRICTIONS
               -----------------------------------------------

    The transfer of shares represented by this Certificate is subject to certain prohibitions contained in Article VII of the Company's Amended and Restated By-laws adopted October 21, 1997, in particular, until the earlier of: (i) the expiration in 2011 of the net operating loss carryforwards which the Corporation had as of December 31, 1996; or (ii) such date as shall be fixed by the Board of Directors of the Corporation following a determination by it either that there are no longer available to it any net operating loss carryforwards or that, notwithstanding the remaining availability of net operating loss carryforwards, maintenance of the transfer restrictions shall no longer be in the best interests of the Corporation, except as otherwise provided in said Article VII, no shares of Common Stock shall be transferred or become subject to any agreement to transfer, in any manner whatsoever, whether voluntarily or involuntarily, by sale, contract, warrant, option, gift, operation of law or otherwise (any of the foregoing, a "Transfer"), to any person who beneficially owns directly or through attribution (as determined under Section 382 ("Code Section 382") of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), 4.9 percent or more of the then issued and outstanding shares of Common Stock or who, after giving effect to such Transfer, would beneficially own directly or through attribution (as determined under Code Section 382) 4.9 percent or more of the value of the then issued and outstanding shares of Common Stock (a "4.9%-Holder").

    THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:


TEN COM -- AS TENANTS IN COMMON                 UNIF GIFT MIN ACT-- _______ CUSTODIAN _______
TEN ENT -- AS TENANTS BY THE ENTIRETIES                              (CUST)           (MINOR)
JT TEN  -- AS JOINT TENANTS WITH RIGHT OF                     UNDER UNIFORM GIFTS TO MINORS
           SURVIVORSHIP AND NOT AS TENANTS                           ACT _______
           IN COMMON                                                     (STATE)

         ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

  For Value received, ______________________________ hereby sell, assign, and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________________

________________________________________________________________________________________
   Please print or typewrite name and address including postal zip code of assignee

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________ Shares

of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
____________________________________________________________________ Attorney
to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _____________________, 19__

Signature Guaranteed:                         Signature

__________________________________            ______________________________

                                 NOTICE

  The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.